Exhibit 10.2

FuelCell Energy, Inc.

2018 Employee Stock Purchase Plan

As Amended and Restated Effective as of April 2, 2026

1.  Purpose

The FuelCell Energy, Inc. 2018 Employee Stock Purchase Plan (the “Plan”) provides a method whereby employees of FuelCell Energy, Inc. (the “Company”) and participating subsidiaries will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company’s $.0001 par value common stock (the “Common Stock”). The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

2.  Eligible Employees

(a)	All employees of the Company or any of its participating subsidiaries shall be eligible to receive options under this Plan to purchase the Company’s Common Stock (“eligible employees”). Persons who become eligible employees after the administrative deadline to elect participation in an Offering Period (as provided under Section 6) shall be eligible to participate in the Plan on the first day of the next succeeding Offering Period on which options are granted to eligible employees under the Plan. In no event may an employee be granted an option if such employee, immediately after the option is granted, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of its parent corporation or subsidiary corporation as the terms “parent corporation” and “subsidiary corporation” are defined in Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

(b)	For the purpose of this Plan, the Committee may determine, in its discretion, in advance of any Offering Period, that any or all of the following groups of employees shall be ineligible to participate in the Offering Period: (i) employees whose customary employment is for not more than twenty (20) hours per week, (ii) employees whose customary employment is for not more than five (5) months in any calendar year, or (iii) employees who have been employed less than two (2) years (or, in each case, such lesser number of hours or period as specified by the Committee).

(c)	Notwithstanding the foregoing, employees of the Company or a participating subsidiary who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens within the meaning of Code Section 7701(b)(1)(A)) shall not be considered eligible employees for an Offering Period if (i) the grant of a purchase right under the Plan to such citizen or resident is prohibited under the laws of such jurisdiction or (ii) compliance with the laws of the foreign jurisdiction would cause the Plan or Offering Period to violate the requirements of Code Section 423.

3.  Stock Subject to the Plan

The stock subject to the options granted hereunder shall be shares of the Company’s authorized but unissued Common Stock or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 300,078, subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, changes in par value and the like. If the number of shares of Common Stock reserved and available for any Offering Period (as defined hereto) is insufficient to satisfy all purchase requirements for that Offering Period, the reserved and available shares for that Offering Period shall be apportioned among participating employees in proportion to their options. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan.

4.  Offering Periods and Stock Options

(a)	The Plan shall be implemented through a series of “Offering Periods.” An Offering Period shall mean the period of time (up to a maximum of twenty-seven (27) months) determined by the Committee during which payroll deductions are accumulated for each participating employee. Offering Periods will initially commence on the first business day coincident with or immediately following January 1 and July 1 of each year and end on the last business day coincident with or immediately prior to June 30 or December 31 next following the commencement date; provided that the Committee, in its sole discretion may change the duration and/or start and end dates of any future Offering Period. Each Offering Period includes only regular paydays falling within it.

(b)	On the first business day of each Offering Period, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the last day of such Offering Period at the Option Exercise Price, as provided in this paragraph (b), that number of full shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on the last day of the Offering Period (including any amount carried forward pursuant to Article 8 hereof) will pay for at the Option Exercise Price; provided that such employee remains eligible to participate in the Plan throughout such Offering Period in accordance with the terms of the Plan. The “Option Exercise Price” for each Offering Period shall be the lesser of (i) eighty-five percent (85%) of the Fair Market Value of the Common Stock on the first business day of the Offering Period, or (ii) eighty-five percent (85%) of the Fair Market Value of the Common Stock on the last business day of the Offering Period, in either case rounded up to avoid impermissible trading fractions.

(c)	In the event of an increase or decrease in the number of outstanding shares of Common Stock through stock split-ups, reclassifications, stock dividends, changes in par value and the like, an appropriate adjustment shall be made in the number of shares and Option Exercise Price per share provided for under the Plan, either by a proportionate increase in the number of shares and proportionate decrease in the Option Exercise Price per share, or by a proportionate decrease in the number of shares and a proportionate increase in the Option Exercise Price per share, as may be required to enable an eligible employee who is then a participant in the Plan to acquire on the last day of the Offering Period that number of full shares of Common Stock as his or her accumulated payroll deductions on such date will pay for at the Option Exercise Price, as so adjusted.

(d)	For purposes of this Plan, the term “Fair Market Value” means per share of Common Stock on a particular date, (i) if the shares are listed on a national securities exchange, the last sales price on that date on the national securities exchange on which the Common Stock is then traded, or if no sales of Common Stock occur on such date, then on the last preceding date on which there was a sale on such exchange; or (ii) if the shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the shares on that date, or on the last preceding date on which there was a sale of shares on that market; or (iii) if the shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee, in its discretion.

(e)	For purposes of this Plan the term “business day” as used herein means a day on which there is trading on the national securities exchange on which the Common Stock is listed or on Nasdaq, whichever is applicable pursuant to the preceding paragraph.

(f)	No employee shall be granted an option which permits his or her rights to purchase Common Stock under the Plan and any similar plans of the Company or any parent or participating subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with and shall be construed in accordance with Section 423(b)(8) of the Code. If the participant’s accumulated payroll deductions on the last day of the Offering Period would otherwise enable the participant to purchase Common Stock in excess of the Section 423(b)(8) limitation described in this paragraph, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be promptly refunded to the participant by the Company, without interest.

(g)	Unless otherwise specified by the Committee, each Offering Period to eligible employees shall be deemed a separate offering, even if the dates and other terms of any other Offering Period(s) are identical, and the provisions of the Plan will separating apply to each offering. To the extent permitted by Treasury Regulation Section 1.423-2(a)(1), the terms of each separate offering need not be identical, provided that, the terms of the Plan and an offering together satisfy Treasury Regulation Sections 1.423-2(a)(2) and (a)(3). Except for differences that are otherwise consistent with Code Section 423(b)(5), all eligible employees who participate in the Plan shall have the same rights and privileges under the Plan.

5.  Exercise of Option

Each eligible employee who continues to be a participant in the Plan on the last day of an Offering Period shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date, plus any amount carried forward pursuant to Article 8 hereof, will pay for at the Option Exercise Price, but in no event may an employee purchase shares of Common Stock in excess of 1,000 shares of Common Stock in any single Offering Period. If a participant is not an eligible employee on the last day of an Offering Period and throughout an Offering Period, he or she shall not be entitled to exercise his or her option. All options issued under the Plan shall, unless exercised as set forth herein, expire at the end of the Offering Period during which such options were issued.

6.  Authorization for Entering Plan

(a)	An eligible employee may enter the Plan by timely enrolling online with the third-party plan administrator designated by the Committee (the “Plan Administrator”):

(i)	stating the amount to be deducted regularly from his or her pay; and

(ii)	authorizing the purchase of stock for him or her in each Offering Period in accordance with the terms of the Plan.

Such authorization must be completed by the deadline established by the Plan Administrator (or the Committee), follow any other procedures for enrollment in the Plan as may be established by the Plan Administrator (or the Committee), and shall take effect only if the employee is an eligible employee on the first business day of such Offering Period. An eligible employee who does not timely submit or properly complete the enrollment forms, in accordance with the procedures established by the Plan Administrator (or the Committee) shall not participate in the Plan for that Offering Period, but shall be eligible to elect to participate in the Plan for any subsequent Offering Period, provided he is an eligible employee at such time and timely completes the enrollment forms.

(b)	The Company will accumulate and hold for the eligible employee’s account the amounts deducted from his or her pay. No interest will be paid thereon. Participating employees may not make any separate cash payments into their account.

(c)	Unless an eligible employee files a new Authorization or withdraws from the Plan, his or her deductions and purchases under the Authorization he or she has on file under the Plan will continue in effect for subsequent Offering Periods as long as the Plan remains in effect. An eligible employee may increase or decrease the amount of his or her payroll deductions as of the first day of the next succeeding Offering Period, except as provided in Section 9 below, by changing his or her authorized deduction online with the Plan Administrator (or the Committee) before the deadline established by the Plan Administrator (or the Committee) for the next succeeding Offering Period.

7.  Maximum Amount of Payroll Deductions

An eligible employee may authorize payroll deductions in any whole dollar amount up to, but not more than, fifteen percent (15%) of his or her base pay; provided, however, that the minimum deduction in respect of any payroll period shall be five dollars ($5); and provided further that the maximum amount shall be reduced to meet the requirements of Section 4(f) hereof. Base pay means base salary or regular straight-time earnings (if hourly paid) and shall exclude all other payments including commissions, overtime, bonuses, shift differential and other special payments.

8.  Unused Payroll Deductions

Only full shares of Common Stock may be purchased. Any balance remaining in an eligible employee’s account after a purchase and at the end of an Offering Period will be reported to the employee. The eligible employee may elect to carry forward to the next Offering Period such balance solely to the extent such balance represents a fractional share of Common Stock or receive a refund of such excess in a single cash payment without interest. An employee’s election to receive a refund will not have any effect on the employee’s participation in the Plan and will not be governed by the provisions of Section 10.

9.  Change in Payroll Deductions

Any eligible employee may decrease his or her payroll deductions no more than one (1) time during an Offering Period subject to the limitations set forth in Section 7 hereof, in accordance with procedures established by the Plan Administrator (or the Committee). Any such change shall become effective as soon as reasonably practicable following the Plan Administrator’s (or the Committee’s) receipt of such change request. An eligible employee who decreases his or her payroll deductions to zero during the course of an Offering Period may still remain a participant during the Offering Period so long as the eligible employee does not make a withdrawal pursuant to Section 10(a) hereof. A participant’s decrease in payroll deductions to zero shall have no effect on his or her eligibility to participate in any subsequent Offering Period, provided he is still an eligible employee at such time. In order to resume participation in a subsequent Offering Period, such individual must reenroll in the Plan in accordance with the requirements herein for participation and by the deadline for the next Offering Period.

10.  Withdrawal from the Plan

(a)	An employee may withdraw from the Plan and withdraw all but not less than all of the payroll deductions credited to his or her account under the Plan at a time and in a manner that is in accordance with the procedures established by the Plan Administrator (or the Committee) from time to time. In which event the Company will promptly refund without interest the entire balance of such employee’s deductions not theretofore used to purchase Common Stock under the Plan.

(b)	If employee withdraws from the Plan, the employee’s rights under the Plan will be terminated and no further payroll deductions will be made. To reenter, such an employee must file a new Authorization within a reasonable period of time, as designated by the Plan Administrator (or the Committee), prior to the start of the next Offering Period. Such Authorization will become effective at the beginning of the next Offering Period provided that he or she is an eligible employee on the first business day of the Offering Period.

11.  Issuance of Stock

Shares of Common Stock issued to participants will be delivered as soon as practicable after each Offering Period. Common Stock purchased under the Plan will be issued only in the name of the employee, or, if the employee’s Authorization so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship.

The Committee may permit or require that Common Stock acquired pursuant to a purchase under the Plan be deposited directly with a broker designated by the Committee or to another designated agent of the Committee, and may utilize electronic or automated methods of share transfer.

12.  No Transfer or Assignment of Employee’s Rights

Neither payroll deductions credited to an employee’s account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the employee. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article 10. Any option granted to an eligible employee may be exercised only by him or her, except as provided in Article 13 in the event of an employee’s death.

13.  Termination of Employee’s Rights

(a)	Except as set forth in the last paragraph of this Article 13, an eligible employee’s rights under the Plan will automatically terminate when he or she ceases to be an employee because of retirement, resignation, lay-off, discharge, death, change of status, failure to remain in the customary employ of the Company for greater than twenty (20) hours per week, cessation of his or her subsidiary to be a subsidiary or a participating subsidiary, or for any other reason. A Withdrawal Notice will be considered as having been received from the employee on the day his or her employment ceases, and all payroll deductions not used to purchase Common Stock will be refunded.

(b)	If an employee’s payroll deductions are interrupted by any legal process, a Withdrawal Notice will be considered as having been received from him or her on the day the interruption occurs.

(c)	Upon termination of the participating employee’s employment because of death (provided that death occurs within three (3) months of the purchase date for the Offering Period), the employee’s beneficiary (as defined in Article 14) shall have the right to elect, by written notice given to the Treasurer of the Company prior to the expiration of the thirty (30) day period commencing with the date of the death of the employee, either (i) to withdraw, without interest, all of the payroll deductions credited to the employee’s account under the Plan, or (ii) to exercise the employee’s option for the purchase of shares of Common Stock on the last day of the related Offering Period for the purchase of that number of full shares of Common Stock reserved for the purpose of the Plan which the accumulated payroll deductions in the employee’s account at the date of the employee’s death will purchase at the applicable Option Exercise Price (subject to the maximum number set forth in Article 5), and any excess in such account will be returned to said beneficiary. In the event that no such written notice of election shall be duly received by the Treasurer of the Company, the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the employee’s account at the date of the employee’s death and the same will be paid promptly to said beneficiary, without interest.

14.  Designation of Beneficiary

A participating employee may file a written designation of a beneficiary who is to receive any Common Stock and/or cash in case of his or her death. Such designation of beneficiary may be changed by the employee at any time by written notice. Upon the death of a participating employee and upon receipt by the Company of proof of the identity and existence at the employee’s death of a beneficiary validly designated by him or her under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of the death of a participating employee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such employee’s death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the employee, or if, to the knowledge of the Company, no such executor or administrator has been appointed, the Company, in the discretion of the Committee, may deliver such Common Stock and/or cash to the spouse or to any one or more dependents of the employee as the Committee may designate. No beneficiary shall, prior to the death of the employee by whom he or she has been designated, acquire any interest in the Common Stock or cash credited to the employee under the Plan.

15.  Termination and Amendments to Plan

(a)	The Plan may be terminated at any time by the Committee, but such termination shall not affect options then outstanding under the Plan. Notwithstanding the foregoing, it will terminate when all of the shares of Common Stock reserved for the purposes of the Plan have been purchased. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase Common Stock will be refunded to the affected eligible employee as soon as reasonably practicable.

(b)	The Board of Directors reserves the right to amend the Plan from time to time in any respect; provided, however, that no amendment shall be effective without stockholder approval if the amendment would (a) except as provided in Articles 3, 4, 23 and 24, increase the aggregate number of shares of Common Stock to be offered under the Plan, (b) change the class of employees eligible to receive options under the Plan, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Code, (c) cause Rule 16b-3 under the Securities Exchange Act of 1934, or a successor rule, to become inapplicable to the Plan or (d) otherwise require shareholder approval to comply with Section 423 of the Code.

16.  Limitations of Sale of Stock Purchased Under the Plan

The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. Employees, therefore, may sell Common Stock purchased under the Plan at any time, subject to compliance with any applicable federal or state securities laws and subject to any restrictions imposed under Article 26 hereof to ensure that tax withholding obligations are satisfied. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

17.  Company’s Payment of Expenses Related to Plan

Unless otherwise determined by the Committee, the Company will bear all costs of administering and carrying out the Plan. Notwithstanding the foregoing, unless otherwise determined by the Committee, when any Common Stock in a participating employee’s account with the Plan Administrator is sold or the participating employee ceases to be an employee of the Company or a participating subsidiary, the individual is responsible for payment of any commissions, service charges or other costs or fees incurred on account of such sale or ongoing administration of his or her account with the Plan Administrator.

18.  Participating Subsidiaries

The term “participating subsidiaries” shall mean any subsidiary of the Company that is designated by the Committee (as defined in Article 19) to participate in the Plan. The Committee shall have the power to make such designation before or after the Plan is approved by the shareholders.

19.  Administration of the Plan

(a)	The Plan shall be administered by a committee (the “Committee”) which shall be the Compensation and Leadership Development Committee of the Board of Directors or another committee appointed by the Board of Directors. The Committee shall consist of not less than two members of the Company’s Board of Directors, all of whom shall qualify as non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee. In the event the Board of Directors fails to appoint or refrains from appointing a Committee, the Board of Directors shall have all power and authority to administer the Plan. In such event, the word “Committee” wherever used herein shall be deemed to mean the Board of Directors. Notwithstanding the foregoing, the Committee may delegate to one or more individuals (including, for the avoidance of doubt, any third-party service provider) any or all of its respective authority, duties and functions hereunder relating to the operation and administration of the Plan.

(b)	The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

(c)	The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. With respect to persons subject to Section 16 of the Securities and Exchange Act of 1934, as amended, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under said Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by that Committee.

(d)	Periodically, the Committee or its designee shall prepare and distribute to each participating employee in the Plan a report containing the amount of the participating employee’s accumulated payroll deductions as of the last day of the Offering Period, the Option Exercise Price for such Offering Period, the number of shares of Common Stock purchased by the participating employee with the participating employee’s accumulated payroll deductions, and the amount of any unused payroll deductions either to be carried forward to the next Offering Period, or returned to the participating employee without interest.

(e)	No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. The Company shall indemnify each member of the Board of Directors and the Committee to the fullest extent permitted by law with respect to any claim, loss, damage or expense (including counsel fees) arising in connection with their responsibilities under this Plan.

20.  Optionees Not Shareholders

Neither the granting of an option to an eligible employee nor the deductions from his or her pay shall constitute such employee a stockholder of the Company with respect to the shares covered by such option until such shares of Common Stock have been purchased by and issued to him or her under the Plan.

21.  Application of Funds

The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan may be used for any corporate purposes, and the Company shall not be obligated to segregate participating employees’ payroll deductions.

22.  Governmental Regulation

(a)	The Company’s obligation to sell and deliver shares of the Company’s Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

(b)	In this regard, the Board of Directors may, in its discretion, require as a condition to the exercise of any option that a Registration Statement under the Securities Act of 1933, as amended, with respect to the shares of Common Stock reserved for issuance upon exercise of the option shall be effective.

(c)	The Plan shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to any conflict of law principles thereof. Any legal action or proceeding with respect to this Plan must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

23.  Effect of Changes of Common Stock

If the Company should subdivide or reclassify the Common Stock which has been or may be optioned under the Plan, or should declare thereon any dividend payable in shares of such Common Stock, or should take any other action of a similar nature affecting such Common Stock, then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and to any individual participating employee) shall be adjusted accordingly.

24.  Merger or Consolidation

In the event of a corporate transaction, the Board of Directors (or the Committee) may provide for any of, or a combination of any of, the following: (a) each purchase right shall be assumed or an equivalent purchase right shall be substituted by the successor entity or parent or subsidiary of such successor entity, (b) a date selected by the Board of Directors (or the Committee) on or before the date of consummation of such corporate transaction shall be treated as a purchase date and all outstanding purchase rights shall be exercised on such date, (c) all outstanding purchase rights shall terminate and the accumulated payroll deductions will be refunded to each Participant upon or immediately prior to the corporate transaction, or (d) outstanding purchase rights shall continue unchanged. For purposes of the Plan, a “corporate transaction” shall have the meaning given to it in The FuelCell Energy, Inc. 2018 Omnibus Incentive Plan, as amended from time to time, or any successor plan thereto. Notwithstanding the foregoing, no corporate transaction shall be deemed to have occurred unless the transaction also meets the definition of a “corporate transaction” described in Treasury Regulation Section 1.424-1(a)(3).

25.  Notice to Company of Disqualifying Disposition

By electing to participate in the Plan, each participant agrees to promptly give to the Company notice in writing of any Common Stock disposed of within two years after the first day of the Offering Period on which the related option was granted showing the number of such shares disposed of. Each participant further agrees to provide any information about such a transfer as may be requested by the Company or any subsidiary corporation in order to assist it in complying with the tax laws. Such dispositions generally are treated as “disqualifying dispositions” under Sections 421 and 424 of the Code, which have certain tax consequences to participants and to the Company and its participating subsidiaries.

26.  Withholding of Additional Federal Income Tax

By electing to participate in the Plan, each participant acknowledges that the Company and its participating subsidiaries are required to withhold taxes with respect to the amounts deducted from the participant’s compensation and accumulated for the benefit of the participant under the Plan, and each participant agrees that the Company and its participating subsidiaries may deduct additional amounts from the participant’s compensation, when amounts are added to the participant’s account, used to purchase Common Stock or refunded, in order to satisfy such withholding obligations. Each participant further acknowledges that when Common Stock is purchased under the Plan the Company and its participating subsidiaries may be required to withhold taxes with respect to all or a portion of the difference between the fair market value of the Common Stock purchased and its purchase price, and each participant agrees that such taxes may be withheld from compensation otherwise payable to such participant. It is intended that tax withholding will be accomplished in such a manner that the full amount of payroll deductions elected by the participant under the Plan will be used to purchase Common Stock. However, if amounts sufficient to satisfy applicable tax withholding obligations have not been withheld from compensation otherwise payable to any participant, then, notwithstanding any other provision of the Plan, the Company may withhold such taxes from the participant’s accumulated payroll deductions and apply the net amount to the purchase of Common Stock, unless the participant pays to the Company, prior to the exercise date, an amount sufficient to satisfy such obligations. Each participant further acknowledges that the Company and its participating subsidiaries may be required to withhold taxes in connection with the disposition of stock acquired under the Plan and agrees that the Company or any participating subsidiary may take whatever action it considers appropriate to satisfy such withholding requirements, including deducting from compensation otherwise payable to such participant an amount sufficient to satisfy such withholding requirements or conditioning any disposition of Common Stock by the participant upon the payment to the Company or such subsidiary of an amount sufficient to satisfy such withholding requirements.

27.  Effective Date

This Plan originally became effective on April 5, 2018 (the “Effective Date”), the date on which the Company’s shareholders approved this Plan at the 2018 annual shareholders meeting. This Plan was amended and restated effective as of May 22, 2023, the date on which the Company’s shareholders approved such amendment and restatement at the 2023 annual shareholders meeting. This Plan is again being amended and restated effective as of April 2, 2026, subject to approval by the Company’s shareholders at the Company’s 2026 annual shareholders meeting.